UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 15, 2019

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	WGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 15, 2019, Winnebago Industries, Inc. (“Winnebago”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Octavius Corporation (the “Buyer” and, together with Winnebago, the “Buyer Entities”), Newmar Corporation (“Newmar”), Dutch Real Estate Corp. (“Dutch”), New-Way Transport Corp. (“New-Way Transport”), New-Serv, Inc. (“New-Serv”)(Newmar, Dutch, New-Way Transport, New-Serv and Newmar Risk Management, Inc., a wholly-owned subsidiary of Newmar, the “Acquired Companies”), the shareholders of Newmar, Dutch, New-Way Transport and New-Serv (the “Sellers”) and the sellers agent (the “Sellers Agent”).

The Purchase Agreement, attached hereto as Exhibit 2.1, provides that, among other things, and subject to the terms and conditions of the Purchase Agreement, Buyer, a wholly-owned subsidiary of Winnebago, will acquire all of the equity interests of Newmar, Dutch, New-Way Transport and New-Serv, representing the sale of the Acquired Companies to the Buyer Entities. Following the transaction, each of the Acquired Companies will be an indirect wholly-owned subsidiary of Winnebago. The purchase price for the acquisition is approximately $344.0 million, consisting of approximately $270.0 million in cash and 2,000,000 shares of Winnebago common stock to be issued to the Sellers. The approximate $344.0 million purchase price is subject to customary closing adjustments pursuant to the terms of the Purchase Agreement.

The closing of the acquisition is subject to customary closing conditions, including the expiration of any applicable waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, the absence of any law or order preventing the consummation of the transactions contemplated by the Purchase Agreement, the accuracy of the representations and warranties contained in the Purchase Agreement subject to various exceptions and qualifications including the absence of a material adverse effect with respect to the Acquired Companies, and compliance with the covenants in the Purchase Agreement, in all material respects.

The Sellers and the Acquired Companies made customary representations and warranties for a transaction of this type. Winnebago will deposit $26.4 million of the purchase price into an escrow account for 24 months to be used for potential indemnity claims against the Acquired Companies. From signing to closing the Acquired Companies must operate in the ordinary course of their respective businesses.

The Purchase Agreement contains certain termination rights, including that either Winnebago or the Sellers may terminate the Purchase Agreement if the transaction is not completed by January 31, 2020. The Purchase Agreement also provides that Winnebago may terminate the Purchase Agreement if its stock price falls below $20.00 per share, in which case it will pay the Sellers a termination fee of $5.0 million. The acquisition is not subject to approval by Winnebago’s shareholders.

Commitment Letter

In connection with execution of the Purchase Agreement on September 15, 2019, Winnebago executed a commitment letter with Goldman Sachs Bank USA, Bank of Montreal and BMO Capital Markets Corp. (the “Commitment Letter”). As set forth in the Commitment Letter, which is attached hereto as Exhibit 10.1, it is intended that Winnebago will (a) obtain up to $290.0 million in gross cash proceeds from the issuance of senior secured notes (the “Senior Notes”) and/or (b) if Winnebago does not, or is unable to, issue the full amount of the Senior Notes at or prior to the time of the closing of the acquisition, a senior secured bridge facility in an amount up to $290.0 million minus any gross cash proceeds received by Winnebago from the issuance of any Senior Notes or other securities.

The foregoing descriptions of the Purchase Agreement, the Commitment Letter and the transactions contemplated thereby are not complete and are each subject to and qualified in their respective entirety by reference to the Purchase Agreement and the Commitment Letter, copies of which are filed with this Current Report on Form 8-K as exhibits and the terms of which are incorporated by reference.

Ancillary Agreements

Each of the Sellers have agreed to certain covenants pursuant to the terms of a standstill agreement. The standstill agreements provide that for up to one year after closing such Sellers are each prohibited from taking certain hostile actions with respect to Winnebago. Each of the Sellers have also agreed to a lock-up letter agreement that, subject to certain limited exceptions, restricts such Sellers from transferring their shares of Winnebago common stock for one year from closing.

Also, in connection with the Purchase Agreement and contingent upon closing of the transaction, Winnebago entered into employment letter agreements with certain key members of the management team of the Acquired Companies, including, among others, Newmar’s Chief Executive Officer, Matthew Miller.

All of these ancillary agreements are contingent upon closing of the transaction.

The Purchase Agreement, Commitment Letter and ancillary agreements are described herein to provide investors with information regarding the terms of the transaction. The representations, warranties and covenants contained in these agreements were made for the purpose of the Purchase Agreement, Commitment Letter and ancillary agreements as of the specified dates therein, were solely for the benefit of the parties to the Purchase Agreement, Commitment Letter or ancillary agreements as applicable, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement, Commitment Letter and ancillary agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement, Commitment Letter or ancillary agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, Commitment Letter or ancillary agreements, which subsequent information may or may not be reflected in Winnebago’s public disclosures.

Item 7.01 Regulation FD Disclosure.

On September 16, 2019, Winnebago issued a press release announcing the Purchase Agreement. This press release is attached as Exhibit 99.1 hereto. The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18 of the Exchange Act. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of Winnebago under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1
Stock Purchase Agreement dated as of September 15, 2019, by and among Winnebago Industries, Inc., Octavius Corporation, Newmar Corporation, Dutch Real Estate Corp., New-Way Transport Corp., New-Serv, Inc., the shareholders of Newmar Corporation, Dutch Real Estate Corp., New-Way Transport Corp. and New-Serv, Inc. and Matthew Miller, as Sellers Agent*

10.1	Commitment Letter dated September 15, 2019, by and among Winnebago Industries, Inc., Goldman Sachs Bank USA, Bank of Montreal, and BMO Capital Markets Corp.
99.1	Press Release dated September 16, 2019
 * Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request of the U.S. Securities and Exchange Commission (the “SEC”).

Cautionary Statement Regarding Forward-Looking Information

This Form 8-K and the exhibits included contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and involve potential risks and uncertainties. A number of factors could cause actual results to differ materially from these statements, including, but not limited to risks relating to Winnebago’s proposed acquisition of the Acquired Companies, including the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant antitrust approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the failure to consummate the debt or other securities transactions contemplated by the acquisition; the occurrence of any event that could give rise to termination of the Purchase Agreement; risks inherent in the achievement of expected financial results and cost synergies for the acquisition and the timing thereof; risks that the pendency, financing and efforts to consummate the transaction may be disruptive to Winnebago or the Acquired Companies or their respective management teams; the effect of announcing the transaction on the Acquired Companies’ ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; risks related to integration of the two companies and other factors. Additional information concerning other risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in Winnebago’s filings with the SEC over the last 12 months, copies of which are available from the SEC or from Winnebago upon request. Winnebago disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this Form 8-K or the exhibits included or to reflect any changes in Winnebago’s expectations after the date of this Form 8-K or any change in events, conditions or circumstances on which any statement is based, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	September 16, 2019	By:	/s/ Stacy L. Bogart
		Name:	Stacy L. Bogart
		Title:	Vice President, General Counsel and Corporate Secretary